SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                         CURRENT REPORT



               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) July 2, 1996


                  Allied Waste Industries, Inc.
       (Exact name of registrant as specified in charter)


                             Delaware
         (State or other jurisdiction of incorporation)


           0-19285                              88-0228636
   (Commission File Number)                   (IRS Employer
                                           Identification No.)


  7201 East Camelback Road, Suite 375
  Scottsdale, Arizona                              85251
 (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (602) 423-2946


                        Not Applicable
  (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

     Allied Waste Industries, Inc. (the "Company") announced the commencement of a tender offer for its $100 million 12% Senior Subordinated Notes due 2004 (the "Notes") on July 2, 1996. The Company has offered to redeem the Notes for cash at 114% of face value, or $1,140 per $1,000 note plus accrued interest, from February 1, 1996 to, but not including, the expiration date of the offer.

     The offer commenced on July 2, 1996 and expires at 5:00 p.m., New York City time, on July 30, 1996, unless extended by the Company. The offer is subject to certain conditions including a majority of the Notes being validly tendered. Jefferies & Company, Inc. is acting on behalf of the Company as Dealer Manager for the tender offer.

     The Company also announced it has received a fully underwritten commitment from Credit Suisse for a $300 million, three year, revolving credit facility. Credit Suisse will act as arranger and administrative agent for the facility. In addition to financing the tender offer, the credit facility will finance and replace the Company's existing $80 million credit facility and provide significant additional borrowing capacity to finance acquisitions and for other general corporate purposes.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        ALLIED WASTE INDUSTRIES, INC.


                              By:          /s/ PETER S. HATHAWAY
                                              Peter S. Hathaway
                                   Vice President, Chief Accounting Officer
                                               and Treasurer
                                        (Principal Accounting Officer)




Date:  July 11, 1996


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